Exhibit 99.1

Press Contacts:

John Stewart Progress Software Corporation (781) 280-4101 jstewart@progress.com	Joan Geoghegan Schwartz Communications, Inc. (781) 684-0770 progress@schwartz-pr.com
PROGRESS SOFTWARE REPORTS
THIRD QUARTER FINANCIAL INFORMATION
Revenue Up 12% Year-Over-Year
BEDFORD, Mass., September 19, 2006—Progress Software Corporation (NASDAQ: PRGS), a provider of leading application infrastructure software to develop, deploy, integrate and manage business applications, today announced financial information for its third quarter ended August 31st 2006. Revenue for the quarter was a record $111.4 million, up 12 percent (10 percent at constant currency) from $99.5 million in the third quarter of fiscal 2005. Software license revenue increased 11 percent (10 percent at constant currency) to $42.3 million from $38.0 million in the same quarter last year.
“Our Progress OpenEdge business performed as anticipated, and our DataDirect Technologies product line, which includes the recently acquired Shadow mainframe integration products, had an extremely strong quarter. Overall, we achieved double digit growth in software license revenue and total revenue,” stated Joseph Alsop, co-founder and chief executive officer of Progress Software. “Our Enterprise Infrastructure product lines, formerly Sonic and Real-Time, also achieved double-digit software license revenue and total revenue growth, with Data Services products performing less than anticipated and Sonic and Apama demonstrating solid growth.”
The company’s cash and short-term investments at the end of the quarter totaled $237 million. During the third quarter, the company did not purchase any shares of its stock. On September 13, 2006, the board of directors authorized, effective as of the company’s filing of its restated financial reports, the repurchase of up to 10 million shares of the company’s outstanding common stock, at such times when the company deems such purchases to be an effective use of cash, during the period from October 1, 2006 through September 30, 2007. The company’s existing repurchase authorization, under which 9.5 million shares remain available for repurchase, expires on September 30, 2006.

A Special Committee of the Company’s board of directors is continuing the review commenced by the Audit Committee with respect to the Company’s historical practices regarding its stock option program. The Special Committee is being assisted by both the Company’s outside legal counsel and independent legal counsel. On August 29, 2006 the company announced that:
•	it will restate its previously issued financial statements in order to correct errors relating to its accounting for stock-based compensation;

•	it expects to record additional non-cash charges in the range of $20 million to $30 million for stock-based compensation over the period from December 1, 1995 to February 28, 2006; and

•	it expects that it will be unable to announce its financial results for the third quarter of fiscal 2006 or file its related Quarterly Report on Form 10-Q until a final determination of the appropriate stock-based compensation expense has been made.
For these reasons, this release does not include the usual earnings-related information, and the company will not provide information about financial measures such as operating expense, operating income, net income or earnings per share, or any guidance about such measures, in its regularly scheduled conference call on Tuesday, September 19, 2006.
Highlights
Volvo Cars (Belgium) deployed the XDMS Dealer Management System (DMS) from Progress Application Partner XPower Automotive Software. This service-oriented architecture (SOA) enabled system, based on Progress® OpenEdge business application platform and Progress Sonic ESB®, was deployed across all 65 dealers in Belgium in a record-breaking eight months. The system enables dealers to offer an enhanced purchase, support and service experience for their customers and ensures that 98 percent of Volvo parts are delivered overnight. View press release: www.progress.com/volvo
Progress announced that its Progress Sonic ESB product ranked first in the Enterprise Service Bus (ESB) segment of Gartner Dataquest’s latest report on the worldwide application integration and middleware (AIM) market. The report, “Market Share: AIM and Portal Software, Worldwide, 2005,” published June 9, 2006, provides market share results for the AIM market in seven worldwide regions. Overall, the Gartner Dataquest report noted that the ESB market expanded more significantly in 2005 than any other AIM segment with 160.7 percent revenue growth. Revenues for Sonic ESB increased from $8.7 million in 2004 to $18.5 million in 2005, increasing by over 113%.
View press release: www.progress.com/dataquest
Progress Software announced that it has been named an enterprise service bus (ESB) market leader by Forrester Research, an independent market research company, for its Sonic ESB product family. The report titled “The Forrester Wave™: Enterprise Service Bus, Q2 2006,” published June 30, 2006 states: “Progress (Sonic) has a strong and credible corporate strategy” and “claims a significant number of customers and provided good reference accounts.” While the evaluation considered the Progress Sonic ESB and Actional® products that were available through March 2006, a new version of Sonic ESB (www.sonicsoftware.com/ESB7) was made available in April that delivers powerful new capabilities. View press release: www.progress.com/esbwave
Two Progress customers have been named in the prestigious “2006 InfoWorld CTO 25” in the June 2006 issue of InfoWorld. Of the hundreds of entries received, InfoWorld selected the 25 leaders who exemplify the best in IT management and innovation, including Progress customers Roland Whitehead from the elite auction house Bonhams and Suzanne Peck from the city government of Washington DC. The article is available online at http://www.infoworld.com/reports/23SRcto2006.html
View press release: www.progress.com/infoworld
Progress Software announced that Redcats (http://www.redcats.com) will significantly expand its use of Progress EasyAsk® advanced search, navigation and dynamic merchandising technology to power 21 leading international e-commerce web sites. A global leader in home shopping, with 17 brands across 26 countries, Redcats offers a portfolio of some of the world’s most popular catalog, web and retail store brands.
View press release: www.progress.com/redcat
DataDirect Technologies released version 2.0 of DataDirect XQuery™, the industry’s first embeddable, database-independent component for processing and aggregating XML, relational and legacy data formats such as EDI and CSV. DataDirect XQuery v. 2.0 is an enterprise-grade XQuery engine that supports the latest working draft of the XQuery specification. This new release includes performance enhancements for large XML documents, added functionality for optimal query performance in any environment, and support for legacy data formats. View press release: www.progress.com/Xquery
Significant New Customer and Partner Wins, New Technology Adoptions and Major Deployments
Significant new partners and customers adopting technology from Progress Software, or deploying solutions using Progress Software technology, include: Abbey Corrugated, A.C. Nielsen Company, Agrenco do Brasil, American Greetings, American Society of Clinical Pathology, ARVAL Service Lease, Banca Intesa, Baptist Health System, Baudirektion Kanton Zürich, Brit Insurance UK Ltd., Caribou Systems, Inc., Citibank N.A Shanghai, Cloverdale Paint, Inc., Cordell and Cordell, County of Ventura, Creation Financial Services, eBuyer Ltd., European Fund Services, Fairfax County Public Schools, Flowserve Corporation, Fountain Beek, Icelandic Meteorological Office, Initiate Systems, Intech, Integro Insurance Brokers, Iveg Hoboken, Keysecurity AG, King Teleservices, LGS Group, M-Qube Inc., MobileOne Pte Ltd, Peak6, Recreational Finance, Rockford Park District, Sayal Electronics, Softworks Group, Sun Hung Kai Securities Ltd., University of Chicago, VT Vehicle Solutions Ltd, WWF Paper Sales UK Ltd, Wyse Technology and Yellow Jacket Software, Inc.

Significant existing partners and customers adopting new technology from Progress Software, or making substantial additional deployments of Progress Software technology, include: AllianceBernstein Investments, Alltel Information Services, American Home Mortgage Investment Corporation, Amtrak, Bank of America Corporation, Blackmont Capital, Blue Cross Blue Shield Northeastern PA, Bull Ltda., Canaccord Capital Corporation, Cargill Meat Solutions, Cooperativa Mista Agraria, Dietrich Industries, Digital Insight, El Cid Resorts, Fairfax County Public Schools, FARA Business Services, Federal Home Loan Bank of Dallas, First Data Corporation, Fox Broadcasting Company, Grupo Cometra, Mips Computer AG, Hospitality Technologies, IBM, Initiate Systems, Lumec Inc., Northrop Grumman, Publishers Clearing House, Robeco Investment Management, Rockford Park District, Safety Insurance Public Company, Samcil, Sepsa, Texas A&M University, Textron Financial Corporation, Thrivent Financial for Lutherans, Universidad Autónoma de Yucatán, University of Chicago, Usina Alta Mogiana, Vector Casa de Bolsa and Wayne Dalton Corporation.
Business Outlook
The company is providing the following revenue guidance:
•	Revenue is expected to be in the range of $115 million to $118 million for the fourth quarter ended November 30, 2006.

•	Revenue is expected to be in the range of $440 million to $443 million for the fiscal year ended November 30, 2006.
About Progress Software Corporation
Progress Software Corporation (Nasdaq: PRGS) is a global industry leader providing application infrastructure software for all aspects of the development, deployment, integration and management of business applications. Headquartered in Bedford, Mass., Progress can be reached at www.progress.com or +1-781-280-4000.
Conference Call
A conference call to discuss the company’s third quarter financial information will be webcast live Tuesday, September 19, 2006 at 9:00 a.m. Eastern Standard Time via CCBN on the company’s Web site, located at www.progress.com/investors. The call will also be webcast live via Yahoo (www.yahoo.com), Motley Fool (www.fool.com), Streetevents (www.streetevents.com), TD Waterhouse (www.tdwaterhouse.com) and Fidelity.com (www.fidelity.com). An archived version of the conference call will be available for replay on the Progress Web site.
Safe Harbor Statement
Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including but not limited to the following: the receipt and shipment of new orders, the timely release of enhancements to the company’s products, the growth rates of certain market segments, the positioning of the company’s products in those market segments, variations in the demand for customer service and technical support, pricing pressures and the competitive environment in the software industry, and the company’s ability to penetrate international markets and manage its international operations. The company undertakes no obligation to update information contained in this release. For further information regarding risks and uncertainties associated with the company’s business, please refer to the company’s filings with the Securities and Exchange Commission.
Progress, OpenEdge, Sonic ESB, DataDirect, DataDirect XQuery, EasyAsk, Actional, and
Progress OpenEdge are trademarks or registered trademarks of Progress Software Corporation or one of its subsidiaries or affiliates in the U.S. and other countries. Any other trademarks or service marks contained herein are the property of their respective owners.